Exhibit 99.1

BitMine Immersion Technologies, Inc. Announces $18 Million Public Offering and Uplisting to NYSE American

Las Vegas, Nevada, June 4, 2025 — BitMine Immersion Technologies, Inc. (“BitMine” and the “Company”) (NYSE American: BMNR), a technology company focused on the accumulation of bitcoin for long-term investment, whether acquired by their bitcoin mining operations or from the proceeds of capital raising transactions, today announced the pricing of an underwritten public offering of 2,250,000 shares of its common stock at a price to the public of $8.00 per share, for gross proceeds of $18 million, before deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 337,500 shares of common stock to cover over-allotments, if any. The offering is expected to close on June 6, 2025 subject to satisfaction of customary closing conditions.

The Company also announced today that its common stock has been approved for listing on the NYSE American LLC stock exchange (“NYSE American”). Trading on NYSE American is expected to commence on June 5, 2025 under the trading symbol “BMNR.” Prices for the Company’s common stock will cease being quoted on the OTC Markets’ OTCQX Best Market concurrent with the NYSE American listing. Current stockholders of the Company do not need to take any action as a result of the uplisting.

The Company intends to use the net proceeds of the offering to purchase bitcoin.

ThinkEquity is acting as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-284361) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on June 4, 2025. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BitMine:

BitMine is a Bitcoin Network Company, with a focus on Bitcoin mining, Synthetic Bitcoin Mining through involvement in Bitcoin mining hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. BitMine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

Forward Looking Statements:

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding the offering, the expected proceeds from such offering, the expected use of proceeds from such offering, the expected start of trading on the NYSE American and the expected closing date of the offering. In evaluating these forward-looking statements, you should consider various factors, including our ability to keep pace with new technology and changing market needs; our ability to finance our current business and proposed future business; and the competitive environment of our business, as well as the performance of the stock market in general. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond BitMine’s control, including those set forth in the Risk Factors section of BitMine’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2025, as well as any other SEC filings, as amended or updated from time to time. Copies of BitMine’s filings with the SEC are available on the SEC’s website at www.sec.gov. BitMine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

BitMine Immersion Technologies Contact:

Jonathan Bates, Chairman and CEO

info@bitminetech.io